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                                                                      Exhibit 23

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in the registration statements of Lucent Technologies Inc. on Form S-3 (File No. 333-01223), and Forms S-8 (File No.'s 333-45253, 333-64525, 333-46589, 333-52799, 333-01223, 333-52805,
333-56133, 333-08775, 333-37041, 333-33943, 333-18975, 333-18977, 333-08783, and
333-42475), of our reports dated October 21, 1998, on our audits of the consolidated financial statements and financial statement schedule of Lucent Technologies Inc. and subsidiaries as of September 30, 1998 and 1997 and for the year ended September 30, 1998 and 1997 and the nine-month period ended
September 30, 1996, which reports are included in this Form 10-K.


                                         PricewaterhouseCoopers LLP



New York, New York
December 22, 1998